                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-103664) and Form S-8 (No. 333-104158, No. 333-104159, No. 104160, No. 333-01225, No. 333-31125, No. 333-36099, No.
333-36163, No. 333-57223, No. 333-83745, No. 333-83747, No. 333-46472, No.
333-46476, No. 333-46626, No. 333-67944, No. 333-67946, No. 333-90060, No.
333-90062, and No. 333-85196) of Hexcel Corporation of our report dated March 2, 2003 relating to the financial statements of BHA Aero Composite Parts Co., Ltd., which appear in this Form 10-K/A.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Certified Public Accountants Ltd.

Beijing, China
April 29, 2003